Exhibit 1.1

[•] shares

Natural Grocers by Vitamin Cottage, Inc.

Common Stock

UNDERWRITING AGREEMENT

, 2012

SUNTRUST ROBINSON HUMPHREY, INC.

PIPER JAFFRAY & CO.
As Representatives of the several
  Underwriters named in Schedule I attached hereto,
c/o SunTrust Robinson Humphrey, Inc.
3333 Peachtree Road, NE, 10th Floor

Atlanta, Georgia 30326

Ladies and Gentlemen:

Natural Grocers by Vitamin Cottage, Inc. a Delaware corporation (the “Company”), and certain stockholders of the Company named in Schedule II attached hereto (the “Selling Stockholders” and each, a “Selling Stockholder”), propose, subject to the terms and conditions herein, to sell an aggregate of [•] shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).  Of the [•] Firm Shares, [•] are being sold by the Company and [•] by the Selling Stockholders.  In addition, the Company and the Selling Stockholders propose to grant to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”), options to purchase up to an aggregate of [•] additional shares of Common Stock on the terms set forth in Section 3 hereof (the “Option Shares”).  The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the “Shares.”

1.     Representations, Warranties and Agreements of the Company.  The Company represents, warrants and agrees with each of the Underwriters that:

(a)           A registration statement on Form S-1 (No. 333-182186) relating to the Shares, including a related preliminary prospectus or prospectuses has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act and is not proposed to be amended; and (iii) become effective under the Securities Act.  Such registration statement, as initially filed on a confidential basis with the Commission, was, and all confidential amendments thereto were, filed publicly with the Commission in conformity with the requirements of the Securities Act and the Rules and Regulations not later than 21 days prior to [•], 2012.  Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representatives (the “Representatives”) of the Underwriters.  As used in this Agreement:

(i)            “Applicable Time” means [•] [a.m.][p.m.] (New York City time) on [•], 2012;

(ii)           “Effective Date” means the date and time as of which the Registration Statement was declared effective by the Commission;

(iii)          “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the offering of the Shares in the final form filed or required to be filed with the Commission or, if not required to be filed with the Commission, in the form retained in the Company’s records pursuant to Rule 433(g);

(iv)          “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in such registration statement or filed by the Company with the Commission with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations;

(v)           “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with [the information included in Schedule [IV] hereto and] each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations;

(vi)          “Prospectus” means the final prospectus relating to the Shares, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii)         “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

(viii)        “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(ix)           “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(b)           The Company was not at the time of the initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) relating to the Shares, is not on the date hereof and will not be on the applicable Delivery Date an “ineligible issuer” (as defined in Rule 405).

(c)           The Registration Statement conformed and will conform in all material respects on the Effective Date, on the date hereof and on each applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations.  The most recent Preliminary Prospectus conformed, and the Prospectus will conform when filed with the Commission pursuant to Rule 424(b) and on each applicable Delivery Date, in all material respects, to the requirements of the Securities Act and the Rules and Regulations.

(d)           The Registration Statement does not and did not as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f) hereof.

(e)           The Prospectus will not, as of its date and on each applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f) hereof.

(f)            The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f) hereof.

(g)           Each Issuer Free Writing Prospectus (including, without limitation, any road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Securities Act), as of its issue date and at all subsequent times throughout the completion of the public offer and sale of the Shares, when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)           Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.  The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.  The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Shares will not be required to be filed pursuant to the Rules and Regulations.

(i)            Any individual Written Testing-the-Waters Communication, when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading

(j)            Each of the Company and its subsidiaries (as defined in Section 19 hereof) has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization; each of the Company and its subsidiaries is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on (i) the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated hereby (in each case, a “Material Adverse Effect”); and each of the Company and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged and as disclosed in the Pricing Disclosure Package.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.  Vitamin Cottage Natural Food Markets, Inc., a Colorado corporation, and Boulder Vitamin Cottage Group, LLC, a Colorado limited liability company are the only subsidiaries of the Company that are a “significant subsidiary” (as defined in Rule 405).

(k)           The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the most recent

Preliminary Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.  No options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock are outstanding.  All of the issued shares of capital stock or membership interests, as the case may be, of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)            The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment therefor, and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the most recent Preliminary Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.  The Shares to be sold by the Selling Stockholders will be sold in compliance with federal and state securities laws.

(m)          The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Company.

(n)           The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the transactions described in the most recent Preliminary Prospectus under the caption “The Reorganization” (such actions are herein collectively called the “Reorganization”) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of clauses (i) and (iii), to the extent that any such conflict, breach, violation or default would not reasonably be expected to have a Material Adverse Effect.

(o)           No consent, approval, authorization or order of, or filing, registration or qualification with, any person (including any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets) is required to be obtained by the Company for the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, the offering of the Directed Shares (as defined in Section 4 hereof) in any jurisdiction where the Directed Shares will be offered, the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Reorganization, except for (i) the registration of the Shares under the Securities Act, (ii) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and applicable state or foreign securities laws in connection with the purchase and sale of the Shares by the Underwriters, (iii) such consents that have been, or prior to the Initial Delivery Date will be, obtained, or, if not obtained, would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the parties hereto to consummate the transactions contemplated by this Agreement and (iv) as disclosed in the Pricing Disclosure Package.

(p)           Except as disclosed in the most recent Preliminary Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(q)           The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(r)            Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capital stock, total current assets, long-term debt or short-term debt of the Company or any of its subsidiaries or any adverse change, or any development or event involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)           Since the date as of which information is given in the most recent Preliminary Prospectus, the Company has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business, (iii) declared or paid any dividend on its capital stock or (iv) purchased any of its capital stock.

(t)            The historical financial statements (including the related notes and supporting schedules thereto) included in the Registration Statement and the Pricing Disclosure Package comply in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved and the schedules included in the Registration Statement present fairly the information required to be stated therein.

(u)           KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the Registration Statement and the Pricing Disclosure Package and who have delivered the initial letter referred to in Section 9(h) hereof, are independent public accountants with respect to the Company and its consolidated subsidiaries, as required by the Securities Act and the Rules and Regulations during the periods covered by the initial letter referred to in Section 9(h).

(v)           The statements in the Pricing Disclosure Package and the Prospectus under the headings “Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders of Common Stock,” “Certain Relationships and Related Party Transactions,” “Description of Capital Stock,” “Business—Regulatory Compliance” and “Risk Factors—We, as well as our vendors, are subject to numerous laws and regulations and our compliance with these laws and regulations, as they currently exist or as modified in the future, may increase our costs, limit or eliminate our ability to sell certain products, raise regulatory enforcement risks not present in the past or otherwise adversely affect our business, results of operations and financial condition,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are, in all material respects, accurate summaries of such legal matters, agreements, documents or proceedings, subject to the qualifications and assumptions stated therein, and present the information required to be shown.

(w)          The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such (i) as are described in the most recent Preliminary Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, or (ii) that arise under the Credit Agreement among Vitamin Cottage Natural Food Markets, Inc., the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, dated September 29, 2006, as amended; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use made or to be made by such assets.

(x)            The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.  All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(y)           Except as disclosed in the Pricing Disclosure Package with respect to the Reorganization, the Company has not sold or issued any securities during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S of the Securities Act.

(z)            Any statistical and market-related data included in the most recent Preliminary Prospectus and the consolidated financial statements of the Company and its subsidiaries included in the most recent Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(aa)         Neither the Company nor any subsidiary is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Rules and Regulations or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(bb)         Except as described in the most recent Preliminary Prospectus, there are no legal or governmental actions, suits or proceedings pending (including any inquiries or investigations) to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would, materially and adversely affect the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(cc)         There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement or the most recent Preliminary Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement that are not described and filed as required.  Neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof.

(dd)         No relationship, direct or indirect, or related-party transaction exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus that is not so described.

(ee)         There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members.  The Company has not, directly or indirectly, including through its subsidiaries, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company, other than any extensions of credit that ceased to be outstanding prior to the date the Registration Statement was first filed with the Commission.

(ff)           No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(gg)         (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”), has been maintained in compliance in all material respects with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(hh)         The Company and each of its subsidiaries have filed, subject to permitted extensions, all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, and have paid all taxes due thereon (other than those that are being contested in good faith and for which adequate reserves have been established in accordance with accounting principles generally accepted in the United States), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)           There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

(jj)           Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent that any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk)         The Company and each of its subsidiaries (i) make and keep accurate books and records and (ii) maintain and have maintained effective internal controls over financial reporting as defined in Rule 13a-15(f) under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ll)           (i) The Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they will file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(mm)       Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by KPMG LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) there have been no significant changes in the Company’s or any of its subsidiaries’ internal controls over financial reporting or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.  Neither the Company nor its Audit Committee is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Company or its Audit Committee review or investigate (1) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, or (2) any matter that could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years.

(nn)         There is and has been no failure on the part of the Company and, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(oo)         Except as disclosed in the Pricing Disclosure Package, there are no off-balance sheet arrangements, outstanding guarantees or other contingent obligations of the Company that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(pp)         The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” in the most recent Preliminary Prospectus accurately describes in all material respects (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(qq)         The Company and each of its subsidiaries have and are in compliance with such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any Permits that would reasonably be expected to, in the aggregate, result in a Material Adverse Effect or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(rr)           The Company and each of its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) that are material or necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(ss)         Except as described in the most recent Preliminary Prospectus, (A) there are no proceedings that are pending, or to the Company’s knowledge, contemplated, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company and its subsidiaries are not aware of any material noncompliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a Material Adverse Effect, and (C)  none of the Company and its subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(tt)           The Company and each of its subsidiaries have conducted and are conducting their business, operations and facilities in material compliance with the applicable provisions of the Dietary Supplement Health and Education Act, as amended, the Federal Food, Drug, and Cosmetic Act, as amended, the Federal Trade Commission Act, the Dietary Supplement and Nonprescription Consumer Protection Act, the Dietary Supplement Safety Act and any consent decrees to which the Company or any of its subsidiaries are a party. To the knowledge of the Company and except as disclosed in the most recent Preliminary Prospectus, there are no facts that make it possible to cause any federal, state, or local regulatory authority to (i) initiate a regulatory action, including but not limited to a warning letter, field notification, field correction, safety alert, recall, or withdrawal relating to any product manufactured or sold by or for the Company or any of its subsidiaries, or (ii) take an action or make a decision that would cause a change in the marketing classification or labeling on any product manufactured, marketed or sold by or for the Company or any of its subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(uu)         The Company and each of its subsidiaries are in material compliance with the applicable requirements of the Federal Trade Commission (the “FTC”) rules governing advertising, product promotion and other applicable provisions of federal, state, local and other U.S. laws or regulations applicable to their business as presently conducted.

(vv)         Neither the Company nor any subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect.

(ww)       Except as described in the most recent Preliminary Prospectus and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the most recent Preliminary Prospectus.

(xx)          Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(yy)         The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(zz)          None of the Company, any of its subsidiaries or any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(aaa)       The Company and each of its subsidiaries have complied in all material respects and are presently in compliance in all material respects with all laws and regulations applicable to it regarding the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company and its subsidiaries of personally identifiable information or other information relating to persons protected by law.

(bbb)      The operations of the Company and its subsidiaries, taken as a whole, are and have been conducted at all times in material compliance with all provisions of the Credit Card Accountability Responsibility and Disclosure Act of 2009 and the rules and regulations thereunder (collectively, the “Credit Card Laws”).  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Credit Card Laws is pending or, to the knowledge of the Company, threatened.

(ccc)       None of the Directed Shares distributed in connection with the Directed Share Program (as defined in Section 4 hereof) will be offered or sold outside of the United States.

(ddd)      The Company has not offered, or caused the Designated Underwriter (as defined in Section 4 hereof) to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company, its business or its products.  To the Company’s knowledge, no participant in the Directed Share Program (each, a “Participant”) is a “restricted person” within the meaning of FINRA Rule 5130.

(eee)       Neither the Company nor any person acting on its behalf has furnished any written materials of any kind to any individual or entity with respect to the Directed Share Program unless such recipient first received a copy of the Preliminary Prospectus.

(fff)         The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the

Representatives have consented in accordance with Section 1(h) or 6(a)(vi) and, in connection with the Directed Share Program described in Section 4 hereof, the enrollment materials prepared by the Designated Underwriter.

(ggg)      The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act).

(hhh)      The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(iii)          Except as disclosed in the Pricing Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(jjj)          The Shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange.

(kkk)       From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(lll)          The Company (a) has not alone or together with others engaged in any Testing-the-Waters Communication and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.     Representations, Warranties and Agreements of the Selling Stockholders.  Each Selling Stockholder, severally and not jointly, represents, warrants and agrees that:

(a)               Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) has used or will use or referred to or will refer to any “free writing prospectus” (as defined in Rule 405), relating to the Shares;

(b)              The Selling Stockholder has, and immediately prior to any Delivery Date on which the Selling Stockholder is selling Shares, the Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by the Selling Stockholder hereunder on such Delivery Date, free and clear of all liens, encumbrances, equities or claims.

(c)               The Shares to be sold by the Selling Stockholder hereunder are subject to the interest of the Underwriters, and the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

(d)              Upon payment for the Shares to be sold by such Selling Stockholder, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (i) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (iii) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement.  For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (A) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (C) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e)               The Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the “Power of Attorney” and, together with all other similar agreements executed by the other Selling Stockholders, the “Powers of Attorney”) appointing Kemper Isely and Heather Isely as attorneys-in-fact (each, a “Custodian”), with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Stockholder.

(f)               The Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement and the Power of Attorney and to sell, assign, transfer and deliver the Shares to be delivered by such Selling Stockholder.

(g)              This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(h)              The Power of Attorney has been duly and validly authorized, executed and delivered by or on behalf of the Selling Stockholder and constitutes a valid and legally binding obligation of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

(i)                The execution, delivery and performance of this Agreement and the Power of Attorney by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject (ii) result in any violation of the provisions of any charter or by-laws (or similar organizational documents) of the Selling Stockholder, (iii) result in any violation of the provisions of any deed of trust (or similar organizational documents) of the Selling Stockholder or (iv) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder, except in the case of clauses (i), (iii) and (iv), to the extent that any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby.

(j)                No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder is required for the execution, delivery and performance of this Agreement or the Power of Attorney by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and sale of the Shares by the Underwriters, except (i) such consents that have been, or prior to the Initial Delivery Date will be, obtained, or if not obtained, would not reasonably be expected to have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby and (ii) as disclosed in the most recent Preliminary Prospectus and the Prospectus.

(k)               To the knowledge of the Selling Stockholder, the Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f) hereof.

(l)                To the knowledge of the Selling Stockholder, the Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f) hereof.

(m)              To the knowledge of the Selling Stockholder, the Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f) hereof.

(n)              To the knowledge of the Selling Stockholder, each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(o)              The Selling Stockholder is not and has not been prompted to sell shares of Common Stock by any information concerning the Company that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p)              The Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(q)              Except as disclosed in the Pricing Disclosure Package, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(r)               To the extent such Selling Stockholder is an entity, such Selling Stockholder is validly existing and, to the extent such concept exists in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization.

(s)               There are no material agreements or arrangements relating to the Company or its subsidiaries to which such Selling Stockholder (or, to such Selling Stockholder’s knowledge, any direct or indirect stockholder of such Selling Stockholder) is a party, which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto that are not so described or filed.

(t)               If, at any time when a prospectus relating to the offered Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act and the Rules and Regulations by any Underwriter or dealer, any event occurs as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading with respect to such Selling Stockholder, in the light of the circumstances under which they were made, such Selling Stockholder will immediately notify the Company and the Representatives of such change.

(u)              The sale of the Common Stock by the Selling Stockholder does not violate any of the Company’s internal policies regarding the sale of stock by its affiliates.

In addition to the representations and warranties of the Selling Stockholders above, each of Kemper Isely, Zephyr Isely, Heather Isely and Elizabeth Isely (each, a “Management Selling Stockholder”), severally and not jointly, represents and warrants to the Underwriters that such Management Selling Stockholder has carefully reviewed the representations and warranties contained in this Agreement and has no reason to believe that such representations and warranties are untrue or incorrect.

Any certificate signed by any Selling Stockholder or any officer of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by such Selling Stockholder as to matters covered thereby, to each Underwriter.

3.     Purchase of the Shares by the Underwriters.   On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell [•] Firm Shares and each Selling Stockholder agrees to sell the number of Firm Shares set forth opposite its name in Schedule II hereto, severally and not jointly, to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Shares set forth opposite that Underwriter’s name in Schedule I hereto.  Each Underwriter shall be obligated to purchase from the Company, and from each Selling Stockholder, that number of Firm Shares that represents the same proportion of the number of Firm Shares to be sold by the Company and by each Selling Stockholder as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I represents of the total number of Firm Shares to be purchased by all of the Underwriters pursuant to this Agreement.  The respective purchase obligations of the Underwriters with respect to the Firm

Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, the Company grants to the Underwriters an option to purchase up to [•] additional Option Shares and each Selling Stockholder grants to the Underwriters an option to purchase up to the number of Option Shares set forth opposite such Selling Stockholder’s name in Schedule II hereto, severally and not jointly. Such options are exercisable in the event that the Underwriters sell more shares of Common Stock than the number of Firm Shares in the offering and as set forth in Section 5 hereof.  Any such election to purchase Option Shares shall be made in proportion to the maximum number of Option Shares to be sold by the Company and each Selling Shareholder as set forth in Schedule II hereto. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be sold on such Delivery Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The price of both the Firm Shares and any Option Shares purchased by the Underwriters shall be $[•] per share.

The Company and the Selling Stockholders shall not be obligated to deliver any of the Firm Shares or Option Shares to be delivered on the applicable Delivery Date, except upon payment for all such Shares to be purchased on such Delivery Date as provided herein.

4.     Offering of Stock by the Underwriters.   Upon authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions to be set forth in the Prospectus.

It is understood that up to [•] Firm Shares (the “Directed Shares”) will initially be reserved by SunTrust Robinson Humphrey, Inc. (in such capacity, the “Designated Underwriter”), for offer and sale upon the terms and conditions to be set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of FINRA to employees of the Company and its subsidiaries [and persons having business relationships with the Company and its subsidiaries] who have heretofore delivered to the Designated Underwriter offers [or indications of interest] to purchase Firm Shares in form satisfactory to the Designated Underwriter (such program, the “Directed Share Program”) and that any allocation of such Firm Shares among such persons will be made in accordance with timely directions received by the Designated Underwriter from the Company; provided that under no circumstances will the Designated Underwriter or any Underwriter be liable to the Company or to any such person for any action taken or omitted in good faith in connection with such Directed Share Program.  It is further understood that any Directed Shares not affirmatively reconfirmed for purchase by any Participant in the Directed Share Program by [•]:00 A.M., New York City time, on the [date hereof / first business day following the date hereof] or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

The Company agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Share Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program.

5.     Delivery of and Payment for the Shares.  Delivery of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company.  This date and time are sometimes referred to as the “Initial Delivery Date.”  Delivery of the Firm Shares shall be made to the Representatives for the account of each Underwriter against payment therefor by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Firm Shares being sold by the Company and the Selling Stockholders to or upon the order of the Company and the Selling Stockholders of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company and the Selling Stockholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Company shall deliver the Firm Shares through the facilities of DTC unless the Representatives shall otherwise instruct.

The options granted by the Company and the Selling Stockholders in Section 3 hereof will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company and the Selling Stockholders by the Representatives; provided that if such date falls on a day that is not a business day, the options granted in Section 3 hereof will expire on the next succeeding business day.  Such notice shall set forth the aggregate number of Option Shares as to which the options are being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Representatives, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the options shall have been exercised nor later than the fifth business day after the date on which the options shall have been exercised.  Each date and time the Option Shares are delivered is sometimes referred to as an “Option Share Delivery Date,” and the Initial Delivery Date and any Option Share Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Shares by the Company and the Selling Stockholders and payment for the Option Shares by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Company.  On the Option Share Delivery Date, the Company and the Selling Stockholders shall deliver or cause to be delivered the Option Shares to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Shares being sold by the Company and the Selling Stockholders to or upon the order of the Company and the Selling Stockholders of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company and the Selling Stockholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Company and the

Selling Stockholders shall deliver the Option Shares through the facilities of DTC unless the Representatives shall otherwise instruct.

6.     Further Agreements of the Company and the Underwriters.  (a) The Company agrees:

(i)            To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement and to provide satisfactory evidence to the Representatives of such timely filing; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal;

(ii)           To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iii)          To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request:  (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the

Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(iv)          To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

(v)           Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.  Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 9 hereof;

(vi)          Not to make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives;

(vii)         To comply with all applicable requirements of Rule 433 with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(viii)        As soon as practicable, but not later than the Availability Date (as defined below), the Company to make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Registration Statement, which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act (for the purpose of the preceding clause, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K);

(ix)           Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of Canada and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(x)            Except as described in the Registration Statement under the heading “Reorganization,” for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, issue, contract to sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (other than the Shares), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, (2) enter into any swap, hedge or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) offer to purchase, purchase or contract to purchase or grant any option, right or warrant to purchase Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company, (4) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company (other than any registration statement on Form S-8), (5) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in securities of the Company or (6) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives on behalf of the Underwriters, and to cause each officer, director and stockholder of the Company set forth on Schedule III hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); provided, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representatives waive, in writing, such extension;

(xi)           To provide the Representatives notice of any announcement described in Section 6(x) above that gives rise to an extension of the Lock-Up Period;

(xii)          To apply the net proceeds from the sale of the Shares being sold by the Company as set forth in the Prospectus;

(xiii)         To not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares;

(xiv)        That if the Representatives in their sole discretion, agree to release or waive the restrictions set forth in a Lock-Up Agreement for an officer or director of the Company (except where release or waiver is effected solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the same Lock-Up Agreement in place for the transferor) and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, it will (at the request of the Representatives) announce the impending release or waiver by issuing a press release substantially in the form of Exhibit B hereto, and containing such other information as the Representatives may reasonably require with respect to the circumstances of the release or waiver and/or the identity of the officer(s) and/or director(s) with respect to which the release or waiver applies, through a major news service at least two business days before the effective date of the release or waiver;

(xv)         To do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Shares;

(xvi)        In connection with the Directed Share Program, ensure that any Participant in the Directed Share Program who purchases shares in Directed Share Program for an aggregate purchase price of $1.5 million or more shall be restricted for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus, from the sale, transfer, assignment, pledge or hypothecation of Common Stock to the same extent as sales and dispositions of Common Stock by the Company are restricted pursuant to Section 6(a)(x), and the Designated Underwriter will notify the Company as to which Directed Share Participants will need to be so restricted.  At the request of the Designated Underwriter, the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time set forth above; and

(xvii)       The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the 180-day restricted period referred to in Section 6(a)(x) above.

(b)           Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to which use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

7.     Further Agreements of the Selling Stockholders.   Each Selling Stockholder agrees:

(a)           During the Lock-Up Period, not to, directly or indirectly, (1) offer for sale, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Shares), (2) enter into any swap, hedge or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) offer to purchase, purchase or contract to purchase or grant any option, right or warrant to purchase Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, (4) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company, (5) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in securities of the Company, or (6) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives on behalf of the Underwriters; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; and

(b)           To deliver to the Representatives prior to the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

8.     Expenses.   The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Shares and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Shares; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any

amendment or supplement thereto, all as provided in this Agreement; (d) the delivery and distribution of the Powers of Attorney and the fees and expenses of the Custodian (and any other attorney-in-fact); (e) any required review by FINRA of the terms of sale of the Shares (including filing fees and the fees and expenses of counsel to the Underwriters relating to such review); (f)  the listing of the Shares on the New York Stock Exchange; (g) the qualification of the Shares under the securities laws of the several jurisdictions as provided in Section 6(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters not to exceed $10,000); (j) the offer and sale of Shares by the Underwriters in connection with the Directed Share Program, including the fees and disbursements of counsel to the Underwriters related thereto, the costs and expenses of preparation, printing and distribution of the Directed Share Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program; (k) the investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the Representatives and officers of the Company; and (l) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including the costs of counsel and the Custodians (and any other attorney-in-fact) incurred on behalf of the Selling Stockholders; provided, however, that the costs associated with the chartering of an aircraft used by the Company and the Underwriters in connection with the road show will be allocated 50% to the Company and 50% to the Underwriters.

9.     Conditions of Underwriters’ Obligations.   The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)           The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened, or to the knowledge of any Selling Stockholder, the Company or the Representatives contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)           No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of King & Spalding LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)           All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Powers of Attorney, the Shares, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)           Holland & Hart LLP shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C-1.

(e)           The counsel for each of the Selling Stockholders shall have furnished to the Representatives its written opinion, as counsel to each of the Selling Stockholders for whom it is acting as counsel, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C-2.

(f)            The Representatives shall have received from King & Spalding LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)           At the time of execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit D, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)           With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, to the effect set forth in Exhibit D, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i)            The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its principal executive officer and its principal financial officer stating that:

(i)            the representations, warranties and agreements of the Company in Section 1 herein are true and correct on and as of such Delivery Date, and the Company has complied with all of its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened or contemplated;

(iii)          subsequent to the date of the most recent financial statements in the Pricing Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the Pricing Disclosure Package or as described in such certificate; and

(iv)          they have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement and the Prospectus, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(j)            Each Selling Stockholder (or one or more attorneys-in-fact on behalf of the Selling Stockholders) shall have furnished to the Representatives on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, the Selling Stockholder (or one or more attorneys-in-fact) stating that:

(i)            the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct on and as of such Delivery Date and that the Selling Stockholder has complied with all of its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date; and

(ii)           such Selling Stockholder has carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, to its knowledge, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement and the Prospectus, in the light of the circumstances under which they were made) not misleading and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(k)           Except as described in the most recent Preliminary Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or governmental action, order or decree or (ii) since such date there shall not have been any adverse change in the capital stock, total current assets, long-term debt or short-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l)            Subsequent to the execution and delivery of this Agreement if any debt securities or preferred stock of the Company are rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act) (i) no downgrading shall have occurred to such debt securities or preferred stock by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(m)          Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange, NYSE Amex Equities, Nasdaq Global Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) any attack on, or outbreak involving the United States, the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(n)           The New York Stock Exchange shall have approved the Shares for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(o)           The Lock-Up Agreements between the Representatives and the officers, directors and stockholders of the Company set forth on Schedule III, shall have been delivered to the Representatives on or before the date of this Agreement, and shall be in full force and effect on such Delivery Date.

(p)           The Company and the Selling Stockholders shall have furnished such other opinions, certificates, letters and documents as the Representatives reasonably request.

(q)           The Company shall have taken all steps necessary to complete the Boulder Contribution (as defined in the Prospectus) and the Delaware Merger (as defined in the Prospectus) each as described in the Prospectus

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

10.   Indemnification and Contribution.

(a)           The Company, each Management Selling Stockholder and each entity or trust controlled by a Management Selling Stockholder or for which a Management Selling Stockholder is the primary beneficiary that is a Selling Stockholder, as applicable, listed on Schedule V hereto (collectively, the “Management Selling Stockholder Entities”), jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers, employees, partners, agents, affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each an “Indemnified Party”), from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus as of any time, any part of any Registration Statement at any time, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter, (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus or any other similar presentation preceding the formal road show (each a “Non-Prospectus Road Show”), (E) any Written Testing-the-Waters Communication or (F) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any part of any Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, any Written Testing-the-Waters Communication or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents, in reliance upon and in conformity with written information about such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f) hereof. The liability of each Management Selling Stockholder and Management Selling Stockholder Entity under the indemnity agreement contained in this paragraph and Section 10(b) below shall be limited to an amount equal to the total net proceeds from the offering of the Shares purchased under this Agreement received by the Management Selling Stockholder or Management Selling Stockholder Entity.  The foregoing indemnity agreement is in addition to any liability which the Company, any Management Selling Stockholder or any Management Selling Stockholder Entity may otherwise have to any Indemnified Party.

(b)           The Selling Stockholders, other than the Management Selling Stockholders and the Management Selling Stockholder Entities (the “Non-Management Selling Stockholders”) with respect to clauses (i) and (ii) below, severally, and not jointly, in proportion to the number of Shares to be sold by each of them hereunder, shall indemnify and hold harmless each Indemnified Party, from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal and state statutory law or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus as of any time, any part of any Registration Statement at any time, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, any Written Testing-the-Waters Communication, any Blue Sky Application or any “free writing prospectus” (as defined in Rule 405), prepared by or on behalf of the Non-Management Selling Stockholder or used or referred to by the Non-Management Selling Stockholder in connection with the offering of the Shares in violation of Section 7(d) (a “Non-Management Selling Stockholder Free Writing Prospectus”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, any part of any Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, any Written Testing-the-Waters Communication, any Blue Sky Application or any Non-Management Selling Stockholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, as such expenses are incurred or (iii) any breach of any representation or warranty of the Selling Stockholders in this Agreement or any certificate or other agreement delivered pursuant hereto or contemplated hereby, but in the cases of clauses (i) and (ii) only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Non-Management Selling Stockholder furnished to the Company by or on behalf of such Non-Management Selling Stockholder specifically for inclusion therein, which information is limited to the number of offered Shares and the address and other information with respect to such Non-Management Selling Stockholder (excluding percentages) that appear in the table (and the corresponding footnotes) under the caption “Principal and Selling Stockholders” in the Pricing Disclosure Package.  The liability of each Non-Management Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total net proceeds from the offering of the Shares purchased under this Agreement received by the Non-Management Selling

Stockholder.  The foregoing indemnity agreement is in addition to any liability that the Non-Management Selling Stockholders may otherwise have to any Indemnified Party.

(c)           Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each Selling Stockholder, their respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), officers who signs a Registration Statement and each person, if any, who controls the Company or such Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each an “Underwriter Indemnified Party”), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which such Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any Written Testing-the-Waters Communication or any Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any Written Testing-the-Waters Communication or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f) hereof.  The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to an Underwriter Indemnified Party.

(d)           Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 10 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and, provided,  further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10.  If any such claim or action is brought against an indemnified party, and it notifies the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party).  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees, partners, agents, affiliates or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party.  No indemnifying party shall (i) without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e)           If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Sections 10(a), 10(b), 10(c) or 10(g) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the

Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it (except as may be provided in any agreement among the Underwriters relating to the offering of the Shares).  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

(f)            The Underwriters severally confirm and the Company and each Selling Stockholder acknowledges and agrees that the statements in the most recent Preliminary Prospectus and the Prospectus regarding (i) delivery of shares by the Underwriters set forth on the cover page thereof (ii) the concession and reallowance figures under the caption “Underwriting—Discounts, Commissions and Expenses,” (iii) the paragraph (including the bullet points contained therein) relating to stabilization by the Underwriters appearing under the caption “Underwriting—Stabilization, Short Positions and Penalty Bids” and (iv) the Underwriters respective participation in the sale of the Shares in the table following the first paragraph under the caption “Underwriting” are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, any Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

(g)           The Company shall indemnify and hold harmless the Designated Underwriter (including its directors, officers, employees, partners, agents and affiliates)

and each person, if any, who controls the Designated Underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (“Designated Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Designated Entities may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program (including, but not limited to, any Preliminary Prospectus, any Registration Statement, the Prospectus and any Issuer Free Writing Prospectus) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Share Participant to pay for and accept delivery of Directed Shares that the Directed Share Participant agreed to purchase or (iii) is otherwise related to the Directed Share Program; provided that the Company shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Designated Entities.  The Company shall reimburse the Designated Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not the Designated Entities are a party thereto), whether threatened or commenced, as such expenses are incurred.

11.   Defaulting Underwriters.   If, on any Delivery Date, any Underwriter defaults in the performance of its obligations to purchase Shares under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase or make arrangements reasonably satisfactory to the Company and the Selling Stockholders for other persons to purchase the Shares that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Shares set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of Firm Shares set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Shares on such Delivery Date if the total number of Shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Shares to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Shares that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3 hereof.  If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Shares to be purchased on such Delivery Date.  If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect within 36 hours of the default to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Share Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Shares) shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except as provided in Section 18 hereof and except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13 hereof.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 11, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Selling Stockholders for damages caused by its default.  If other Underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that, in the opinion of counsel for the Company or counsel for the Underwriters, may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

12.   Termination.   The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 9(k), 9(l) and 9(m) shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

13.   Reimbursement of Underwriters’ Expenses.   If (a) the Company or any Selling Stockholder shall fail to tender the Shares for delivery to the Underwriters for any reason or (b) the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement, the Company and the Selling Stockholders will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand, the Company and the Selling Stockholders shall pay the full amount thereof to the Representatives.  If this Agreement is terminated pursuant to Section 11 hereof by reason of the default of one or more Underwriters, neither the Company nor any Selling Stockholder shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

14.   Research Analyst Independence.  The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholders by such Underwriters’ investment banking divisions.  The Company and the Selling Stockholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15.   No Fiduciary Duty.  The Company and the Selling Stockholders acknowledge and agree that in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (i) no fiduciary or agency relationship between the Company , Selling Stockholders and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Selling Stockholders, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company or Selling Stockholders shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Selling Stockholders.  The Company and the Selling Stockholders hereby waives any claims that the Company or the Selling Stockholders may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

16.   Notices, Etc.   All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)   if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road, NE, 10th Floor, Atlanta, Georgia 30326, Attention:  Equity Capital Origination (Fax: 404-926-5940), with a copy, in the case of any notice pursuant to Section 10(d), to the Legal Department of SunTrust Robinson Humphrey, Inc., 303 Peachtree Street, NE, 36th Floor, Atlanta, Georgia 30308 and to Piper Jaffray & Co., 800 Nicollet Mall, 12th Floor, Minneapolis, Minnesota 55402, Attention: Equity Capital Markets, with a copy to the Legal Department of Piper Jaffray & Co., 800 Nicollet Mall, 10th Floor, Minneapolis, Minnesota 55402;

(b)   if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Kemper Isely and Sandra Buffa, with a copy sent by email, receipt of which shall not constitute notice, to kemper@vitamincottage.com and sbuffa@vitamincottage.com and

(c)   if to any Selling Stockholder, shall be delivered or sent by mail or facsimile transmission to such Selling Stockholder at the address set forth on Schedule II hereto.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by SunTrust Robinson Humphrey, Inc. on behalf of the Representatives, and the Company and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Stockholders by the Custodian.

17.   Persons Entitled to Benefit of Agreement.   This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective personal representatives and successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

18.   Survival.   The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

19.   Definition of the Terms “Business Day” and “Subsidiary”.   For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405.

20.   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the choice of law provisions thereof that would apply the laws of any other state.

21.   Waiver of Jury Trial.  The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

22.   Counterparts.   This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.  Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.

23.   Headings.   The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Natural Grocers by Vitamin Cottage, Inc.

By:
Name:
Title:

[SELLING STOCKHOLDER](1)

By:
Attorney-in-Fact
Name:
Title:

(1)               Signature blocks for all Selling Stockholders to be included.

Accepted:

SUNTRUST ROBINSON HUMPHREY, INC.
PIPER JAFFRAY & CO.

For themselves and as Representatives
of the several Underwriters named
in Schedule I hereto

By SUNTRUST ROBINSON HUMPHREY, INC.

By:
Authorized Representative

By PIPER JAFFRAY & CO.

By:
Authorized Representative

SCHEDULE I

Underwriters	Number of Firm Shares

SunTrust Robinson Humphrey, Inc.
Piper Jaffray & Co.
William Blair & Company, L.L.C.
Canaccord Genuity Inc.
Total

SCHEDULE II

Name and Address of Selling Stockholder	Number of Firm Shares	Number of Option Shares

Total

SCHEDULE III

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

Officers

Other Stockholders

[SCHEDULE IV]

ORALLY CONVEYED PRICING INFORMATION

1. [Public offering price]

2. [Number of shares offered]

SCHEDULE V

MANAGEMENT SELLING STOCKHOLDER ENTITIES

EXHIBIT A

LOCK-UP LETTER AGREEMENT

SUNTRUST ROBINSON HUMPHREY, INC.

PIPER JAFFRAY & CO.

As Representatives of the several

Underwriters named in Schedule I,

c/o SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road, 10th Floor

Atlanta, Georgia 30326

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), of Natural Grocers by Vitamin Cottage, Inc., a Delaware corporation (the “Company”), and that the Underwriters propose to reoffer the Shares to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representatives, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of), directly or indirectly, any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the Rules and Regulations and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap, hedge or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company, (4) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in securities of the Company or (5) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”); provided, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

Any Common Stock (i) received upon exercise of options granted to the undersigned or (ii) purchased by the undersigned in the Directed Share Program will also be subject to this Lock-Up Letter Agreement.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholders named therein and the Underwriters.

[Signature page follows]

2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

3

EXHIBIT B

FORM OF PRESS RELEASE

Natural Grocers by Vitamin Cottage, Inc.

[Insert date]

Natural Grocers by Vitamin Cottage, Inc. (the “Company”) announced today that SunTrust Robinson Humphrey, Inc. and Piper Jaffray & Co., the co-book-running managers in the Company’s recent public sale of [•] shares of common stock and the other underwriters of such offering whose consent is required are [waiving] [releasing] a lock-up restriction with respect to [•] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on [insert date], and the shares may be sold or otherwise disposed of on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-1

EXHIBIT C-1

FORM OF OPINION OF ISSUER’S COUNSEL

C-1-1

EXHIBIT C-2

FORM OF OPINION OF SELLING STOCKHOLDER(S)’ COUNSEL

C-2-1

EXHIBIT D

LETTER OF KPMG LLP

D-1